8-K/A 1 paracap8knewauditor.htm

United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2013

Paracap Corporation

(Exact name of registrant as specified in its charter)

000-51975

Nevada		N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Catalyst Capital

Unit 232, 2498 W.41st Ave Vancouver, BC. V6M 2A

(Address of principal executive offices with zip code)

949-419-6588

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 4.01    Changes in Registrant's Certifying Accountant.

Effective as of May 1, 2013, Stan Lee J.H. CPA was hired as the independent accountant. The PCAOB has since revoked the registration of Stan J.H. Lee, CPA. Former accounting firm Amisano Hanson CA resigned and is no longer practicing. The Company’s board of directors approved the decision to change accountants.

During the period from April 1, 2005 (and any subsequent annual or interim period preceding the resignation of Amisano Hanson, CA), there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The report of Amisano Hanson, CA on the Company’s financial statements as of July 31, 2005 and for the period from April 1, 2005 (date of inception) to July 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company's most recent fiscal year and any subsequent interim period preceding the date hereof, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Paracap Corporation

Signed: /s/ Xing Cheng Yao

Name: Xing Cheng Yao

Title: President

Date: February 28, 2014